Registration Number: 333-91485

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM SB-2
                               SECOND AMENDMENT TO
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         KINGSGATE ACQUISITIONS, INC.
                         ----------------------------
                           (Name of small business
                           issuer in its charter)

   Delaware                         6770                      98-0211672
-----------------------      ----------------------------   -------------------
(State of incorporation      (Primary Standard Industrial    (I.R.S. Employer
  or jurisdiction            Classification Code Number)   Identification No.)
  of organization)


950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada (604) 926-6775
-------------------------------------------------------------------------------
        (Address and telephone number of principal executive offices)


950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada (604) 926-6775
--------------------------------------------------------------------------------
                 (Address of principal place of business or
                    intended principal place of business)


  Roger L. Fidler, Esq. 163 South Street, Hackensack, NJ 07601 (201) 457-1221
  ---------------------------------------------------------------------------
         (Name, address, and telephone number of agent for service)


     Approximate date of proposed sale to the public: as soon as practicable after the effective date of the registration statement and date of the prospectus.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE



Title of Each Class of    Amount        Proposed     Proposed    Amount of
Securities Being          Being         Maximum      Maximum     Registration
Registered                Registered    Offering     Aggregate   Fee
                                        Price Per    Offering
                                        Unit (1)     Price(1)
--------------------------------------------------------------------------------
Shares of Common Stock
Contained in Units       1,000,000       $ 0.10   $   100,000    $    30.30

Warrants                 5,000,000            0             0

Shares of Common Stock
Underlying Warrants      5,000,000         1.00     5,000,000      1,515.15
                                                  -----------    ----------
TOTAL                                             $ 5,100,000    $ 1,545.45


(1)  Estimated for purposes of computing the  registration  fee pursuant to Rule
     457.

                            Cross Reference Sheet
                    Showing the Location In Prospectus of
                 Information Required by Items of Form SB-2


Part I.    Information Required in Prospectus

Item
No.          Required Item                         Location or Caption
----         -------------                         --------------------

 1.         Front of Registration Statement       Front of Registration
            and Outside Front Cover of            Statement and Outside
            Prospectus                            Front Cover of Prospectus

 2.         Inside Front and Outside Back         Inside Front Cover Page
            Cover Pages of Prospectus             of Prospectus and Outside
                                                  Front Cover Page of
                                                  Prospectus

 3.         Summary Information and Risk          Prospectus Summary;
            Factors                               High Risk Factors

 4.         Use of Proceeds                       Use of Proceeds

 5.         Determination of Offering             Prospectus Summary -
            Price                                 Determination of Offering
                                                  Price; High Risk Factors

 6.         Dilution                              Dilution

 7.         Selling Security Holders              Not Applicable

 8.         Plan of Distribution                  Plan of Distribution

 9.         Legal Proceedings                     Litigation

10.         Directors, Executive Officers,        Management
            Promoters and Control Persons

11.         Security Ownership of Certain         Principal Stockholders
            Beneficial Owners and Management      of Common Stock

12.         Description of Securities             Description of Securities

13.         Interest of Named Experts and         Legal Opinions; Experts
            Counsel

14.         Disclosure of Commission Position     Statement as to
            on Indemnification for Securities     Indemnification
            Act Liabilities

15.         Organization Within Last              Management; Certain
            Five Years                            Transactions

16.         Description of Business               Proposed Business

17.         Management's Discussion and           Proposed Business -
            and Analysis or Plan of               Plan of Operation
            Operation

18.         Description of Property               Proposed Business

19.         Certain Relationships and Related     Certain Transactions
            Transactions

20.         Market for Common Stock and           Prospectus Summary;
            Related Stockholder Matters           Market for Registrant's
                                                  Common Stock and Related
                                                  Stockholders Matters;
                                                  High Risk Factors

21.         Executive Compensation                Remuneration

22.         Financial Statements                  Financial Statements

23.         Changes in and Disagreements          Not Applicable
            with Accountants on Accounting
            and Financial Disclosure

PROSPECTUS

Initial Public Offering


                        KINGSGATE ACQUISITIONS, INC.
                           (A Delaware Corporation)
                  1,000,000 Units Offered at $0.10 per Unit


     Kingsgate Acquisitions, Inc. offers for sale 1,000,000 units, each consisting of one share of common stock, and five two-year redeemable common stock purchase warrants, at a purchase price of $0.10 per unit. We are selling the units on a "best-efforts, all or none basis" for a period of 90 days from the date of the prospectus or all escrowed funds will be returned with interest. We will not use an underwriter or securities dealer. Prior to the offering, no public market has existed in our securities. We cannot guarantee that a trading market in the units or in the shares of common stock or warrants which constitute the units will ever develop.

     These  securities  have not been approved or  disapproved by the Securities
--------------------------------------------------------------------------------
and  Exchange  Commission  nor has the  Commission  passed upon the  accuracy or
--------------------------------------------------------------------------------
adequacy of the  prospectus.  Any  representation  to the contrary is a criminal
--------------------------------------------------------------------------------
offense.
--------

     These securities are highly speculative,  involve a high degree of risk and
--------------------------------------------------------------------------------
should  be  purchased  only by  persons  who can  afford  to lose  their  entire
--------------------------------------------------------------------------------
investment (see "Risk Factors" commencing page 7 for special risks concerning us
--------------------------------------------------------------------------------
and the offering).
------------------
                                    Underwriting
                   Price to         Discounts and            Proceeds to the
                   Public           Commissions              the Company
--------------------------------------------------------------------------------
Per Unit         $        0.10          $      0               $        0.10

TOTAL            $  100,000.00          $      0               $  100,000.00

------------------



                               The date of the Prospectus is          , 2000.

                             TABLE OF CONTENTS


                                                                   Page
                                                                   ----

Prospectus Summary.............................................

Summary Financial Information..................................

Investors' Rights and Substantive Protection under Rule 419....

Risk Factors...................................................

Dilution.......................................................

Use of Proceeds................................................

Capitalization.................................................

Proposed Business..............................................

Management.....................................................

Statement as to Indemnification................................

Market for our Common Stock....................................

Certain Transactions...........................................

Principal Stockholders.........................................

Description of Securities......................................

Plan of Distribution...........................................

Expiration Date................................................

Litigation.....................................................

Legal Opinions.................................................

Experts........................................................

Further Information............................................

Financial Statements...........................................

                             PROSPECTUS SUMMARY

   The Company
   -----------

     We were organized under the laws of the State of Delaware on September 28, 1999 as a vehicle to acquire or merge with a business.

We are making the offering in
compliance with Rule 419 of Regulation C to the Securities Act of 1933. Pursuant to Rule 419, the proceeds of the offering as well as the securities purchased will be placed in an escrow account. None of the securities and only 10% of the funds may be removed from escrow until a business combination has been negotiated and our stockholders have reconfirmed the offering, including the terms and conditions of the business combination. Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the offering.

     Since our organization, our activities have been limited to the initial sale of shares of our common stock in connection with our organization and the preparation of the registration statement and the prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering.

     We maintain our office at 950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada. Our phone number is (604) 926-6775.

The Offering

Units offered....................................................   1,000,000
                                                                     units

Common Stock outstanding
prior to the offering............................................   2,000,000
                                                                     shares
Common Stock to be
outstanding after the offering...................................   3,000,000
                                                                     shares
Warrants outstanding
prior to the offering............................................           0
                                                                     warrants
Warrants to be
outstanding after the offering...................................   5,000,000
                                                                     warrants

Common Stock to be outstanding after the offering
and assuming exercise of all warrants............................   8,000,000
                                                                     warrants

     We will realize net proceeds of $1.00 per warrant or an aggregate of $5,000,000 from the exercise of all the warrants. These proceeds will be added to the working capital of the target company.

Offering Conducted in Compliance with Rule 419
----------------------------------------------

    We are a blank check company which is a development stage company. Our sole business purpose is to merge with or acquire a presently unidentified company or business. Consequently, the offering is being conducted in compliance with Rule
419. The securities purchased by investors and the funds received in the offering will be deposited and held in an escrow account, except for 10% of the funds which we may withdraw, until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the remainder of the investors' funds can be released to us and certificates representing the securities can be released to the investors, we are required to update the registration statement with a post-effective amendment, and, within the five days after its effective date, we are required to furnish investors with a prospectus. The prospectus, which is part of the post-effective amendment, will contain the terms of a reconfirmation offer and information regarding the acquisition candidate and its business, including the terms and conditions of the acquisition agreement and audited financial statements of the acquisition candidate. Investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, to require the return of their funds, including interest, from escrow. Any investor not making a decision within 45 days will automatically have his or her escrowed funds returned, plus interest. If we do not complete an acquisition meeting specified criteria within 18 months of the date of the prospectus, all of the funds in the escrow account must be returned to investors, plus interest. Thus, if the offering period is extended to its limit, we will have only 15 months in which to consummate a merger or acquisition.

                         SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.

     Upon the sale of all the units in the offering, we will receive funds of $100,000, all of which must be deposited in an escrow account. We may withdraw from escrow and use $10,000 as working capital in order to seek a target company. Our management intends to request release of these funds from escrow.

                                       From September 28, 1999
                                        to December 31, 1999
                                       -----------------------

Statement of Income Data:
 Net Sales                                  $          0
 Net Gain (Loss)                            $       (163)
 Net Loss Per Share                         $          0.00
 Shares Outstanding at 12/31/99                2,000,000



                                                           Pro-Forma
                                        As of              After
                                   December 31, 1999       Offering
                                   -----------------    ---------------

Balance Sheet Data
 Working Capital                       $    8,052       $  107,552 (1)
 Total Assets                          $   20,337       $  108,052 (2)
 Long Term Debt                        $        0       $        0
 Total Liabilities                     $      500       $        0
 Common stock                          $    2,000       $    3,000
 Additional paid in capital            $   18,000       $  105,215 (2)
 Deficit accumulated during
  development stage                    $     (163)            (163)
 Total Shareholders' Equity            $   19,837       $  108,052

-------------------------

(1) Assumes payment of net proceeds of $100,000 less the payment of the $500 in liabilities.

(2) Assumes net proceeds of $100,000 less allocation of dferred offering costs of $11,785.

                                  RISK FACTORS

     The securities we are offering are highly speculative in nature and involve an extremely high degree of risk. They should be purchased only by persons who can afford to lose their entire investment.

After the offering, investors must rely on our current management who will be
-----------------------------------------------------------------------------
able to make all decisions including the choice of a target company.
--------------------------------------------------------------------

     Current stockholders will continue to own a controlling interest and will able to elect all our directors. If the offering is sold, our current stockholders will own two-thirds of our common stock and can choose, if they so desire, to continue present management to find a target company. There are no voting agreements between current management and our remaining stockholders that will insure management control. Upon the successful completion of a business combination, we anticipate that we will have to issue to the owners of the acquired company authorized but unissued common stock representing a majority of the issued and outstanding shares of our common stock. Therefore, we anticipate that the consummation of a business combination will result in a change of control and the resignation or removal of our present officers and directors. If our management changes, we can provide no assurance of the experience or qualification of the new management in the operation of the acquired business.

Investors will not have access to their funds after the consummation of the
---------------------------------------------------------------------------
offering for a period of up to 18 months.
-----------------------------------------

     Commencing upon the sale of the units, the investor' funds, reduced by 10% for expenses as permitted by Rule 419, will remain in escrow, in an interest - bearing account.

     Investors may exercise their warrants during the escrow period. However, both the cash exercise price and the shares of common stock underlying the warrants must be kept in escrow until reconfirmation.

     Investors will have no right to the return of or the use of their funds or the securities purchased for a period of up to 18 months from the date of the prospectus. No transfer or other disposition of the escrowed securities can be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, or pursuant to the Employee Retirement Income Security Act.

     We have not entered into or negotiated any arrangements to acquire a target business. We can give no assurance that we will succeed in finding a suitable target or entering into an agreement to acquire a business. We cannot consummate a business combination with a target business unless investors owning at least 80% of the units elect to reconfirm their investments.

     Investors will be offered the return, with interest, of their funds held in escrow only if

     + they vote against reconfirmation in the reconfirmation offering required to be conducted after execution of an agreement to acquire a suitable target business; or

     + if we are unable to locate a target business meeting the mandated acquisition criteria. However, in that event, investors may have to wait 18 months from the date of the prospectus before a pro rata portion of their funds, plus interest is returned to them.

     + if investors do not reconfirm their investment within 45 days after receipt of the post-effective amendment to the registration statement, their funds will be returned with interest.

Conflicts of interest may adversely affect investors.
-----------------------------------------------------

     A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Present stockholders will own two-thirds of our outstanding common stock after the offering is completed and would therefore continue to retain control. In addition, present stockholders may purchase up to 50% of the units in the offering. Barney Magnusson, President and Treasurer, and his wife, Leslie McGuffin, Secretary, own a total of 250,000 shares comprising 12.5% of the outstanding shares before the offering and 8.3% after the offering. Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. No proceeds from the offering will be used to purchase, directly or indirectly, any shares of our common stock owned by our management or any present stockholder, director or promoter.

     Our directors and officers are or may become, in their individual capacities, officers, directors, controlling stockholders and/or partners of other entities engaged in a variety of businesses. Each of our officers and directors is engaged in outside business activities, and the amount of time they will devote to our business is anticipated to be only about five to twenty hours each per week. Although our management is not involved in any other blank check offerings, conflicts in the pursuit of business combinations with other blank check companies with which members of our management may become affiliated in the future may arise. To aid the resolution of such conflicts, we have adopted a procedure whereby in the confirmation offer to our stockholders to vote upon a business combination with an affiliated entity, stockholders who also hold securities of the affiliated entity will be required to vote their shares of our stock in the same proportion as non-affiliated stockholders. Such procedure has been orally agreed to with our management and will be incorporated in any acquisition agreement with a target company in which any of our shareholders has an interest.

     Our certificate of incorporation, by-laws and minutes contain no requirement that our officers and directors disclose potential target businesses which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to disclose to us any target businesses which come to their attention in their capacity as an officer or director or otherwise. Through an oral understanding with our management, we will not acquire any company in which more than a majority of its capital stock is beneficially owned by any of our officers, directors, promoters, affiliates or associates or a combination thereof.

We anticipate making one acquisition and investors will take the risk of the
----------------------------------------------------------------------------
quality of the new management and to economic fluctuations in the chosen
------------------------------------------------------------------------
industry.
---------

     In the event we are successful in acquiring a suitable business, we will, in all likelihood, be required to issue our common stock in an acquisition or merger transaction so that the owners of the acquired business would own a majority of our common stock. Thus, we do not believe that we will be able to negotiate more than one business combination. Our lack of diversification will subject us to the quality of the new management and to economic fluctuation within a particular industry in which the target company conducts business.

We may redeem our warrants for nominal consideration and warrantholders who
---------------------------------------------------------------------------
live in states in which our common stock has not be  qualified  may be unable to
--------------------------------------------------------------------------------
sell or exercise them.
----------------------

     Each warrant enables the holder to purchase one share of our common stock at an exercise price of $1.00 for the two year period commencing the date of the prospectus. We may redeem the warrants for $.001 each upon 30 days' prior notice, if the closing bid price of our common stock, as reported by the Over the Counter Bulletin Board or other market on which our common stock trades, exceeds $1.25 per share, for any twenty consecutive trading days ending within ten days of the notice of redemption.

     We must file a post-effective amendment under the Securities Act:

     + after nine months subsequent to the date of the prospectus when any information contained in the prospectus is over sixteen months old;

     + when facts or events have occurred which represent a fundamental change in the information contained in the registration statement; or

     + when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement.

     We will be able to issue shares of our common stock upon the exercise of the warrants only if

     (i) there is a current prospectus relating to the shares of our common stock underlying the warrants as part and

     (ii) the shares stock are qualified for sale or exempt under applicable state securities laws of the jurisdictions in which holders of warrants reside. We can offer no assurance that we will be successful in maintaining a current registration statement.

     In addition, we will be prevented from issuing shares of our common stock upon exercise of the warrants in those states where exemptions are unavailable and we have failed to qualify our shares of common stock issuable upon exercise of the warrants. We may decide not to seek or not be able to obtain qualification of the issuance of such common stock in all of the states in which the ultimate purchasers of the warrants reside. In such a case, the warrants of those purchasers will expire and have no value if warrants cannot be exercised or sold. Accordingly, the market for the warrants may be limited because of our obligation to fulfill both of the foregoing requirements.

               ----------------------------------------------

     Pursuant to the terms of an escrow agreement, we will immediately deposit investors' funds in an escrow account maintained by Torrington Savings Bank, 129 Main Street, Torrington, Connecticut 06790-0478. All investors' checks or money orders should be made payable to "Torrington Savings Bank as Escrow Agent for Kingsgate Acquisitions, Inc." Unless all 1,000,000 units have been sold, and $100,000 has been placed in escrow within 90 days from the date of the prospectus, funds remaining in escrow will be returned to investors in full with interest.

     Upon our sale of all 1,000,000 units within the offering period, other terms of the escrow agreement, which have been included to comply with Rule 419, will govern the treatment of the funds tendered by investors and the securities purchased by investors. Certificates in the investors' names evidencing the shares and warrants which constitute the units will be promptly deposited into the escrow account upon issuance. Rule 419 permits 10% of the offering proceeds to be disbursed to us from the escrow account prior to our consummating a business combination. We intend to request release of these funds. We will receive the remainder of the escrowed funds only when we consummate a business combination.

     We have filed with the Commission under the Securities Act, a registration statement relating to the units, the shares and warrants constituting the units and the shares underlying the warrants. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any of any referenced information if you contact us at 950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada,
Attention: Chief Financial Officer, telephone (604) 926-6775.

     As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. We will file periodic reports voluntarily in the event that our obligation to file such reports is suspended under Section 15(d) of the Securities Exchange Act. Our filings may be inspected and copied without charge at the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of our filings can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. We have filed this registration statement and will file all future registration statements and other documents and reports electronically through EDGAR, the Electronic Data Gathering, Analysis and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov.

     We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our board of directors. Our year - end is December 31.

     Until 90 days after the date when the escrowed funds and certificates representing the common stock and warrants are released from escrow, all dealers effecting transactions in the units, the shares or warrants contained in the units, or the shares underlying the warrants may be required to deliver a prospectus.

                                  DILUTION

     Our net tangible book value as of December 31, 1999 was $7,552. Our net tangible book value per share was $0.00. Net tangible book value represents our net tangible assets which are our total assets less our total liabilities and intangible assets. The public offering price per unit (each unit containing one share of common stock) is $0.10 represents both gross and net proceeds per share as all expenses of the offering are being paid from funds in our treasury. The pro forma net tangible book value after the offering will be $107,552. The pro forma net tangible book value per share after the offering will be $0.04 per share. The shares (contained in the units) purchased by investors in the offering will be diluted $0.6 or 60.0%. As of December 31, 1999, there were 2,000,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.

     The following table illustrates the dilution which will be experienced by investors in the offering:

Public offering price per unit (containing one share) ...........      $ 0.10
Net tangible book value per share before offering................      $ 0.00
Pro-forma net tangible book value per share after offering.......      $ 0.04
Pro-forma increase per share attributable to offered shares......      $ 0.04
Pro-forma dilution to public investors...........................      $ 0.06

     The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the units (each unit containing one share) by the public investors as compared to the total consideration paid by our present stockholders.

                              Approximate                        Approximate
                              Percentage                         Percentage
Public          Shares        Total Shares         Total            Total
Stockholder     Purchased      Outstanding      Consideration    Consideration
-------------------------------------------------------------------------------

New Investors   1,000,000          33.3%         $ 100,000          83.3%

Existing
Shareholders    2,000,000 (1)      66.7%        $   20,000          16.7%

-------------
(1) We sold 2,000,000 shares of common stock prior to the offering at $.01 per share. These shares are not being registered. (See "Certain Transactions")

                                 USE OF PROCEEDS

     Both gross and net proceeds of the offering will be $100,000 as all costs associated with the offering have been or will be paid from funds presently in our treasury. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934, all of offering proceeds must be placed in escrow until all of the units are sold. Pursuant to Rule 419, after all of the units are sold, we may and intend to have $10,000, representing 10% of the escrowed funds, released to us. All funds held in escrow at the time a business combination is consummated will be released. The combined entity will have full discretion as to the use of the funds.

     Since we are a "blank check" company, the purpose of the offering is to raise funds to enable us to merge with or acquire an operating company. Upon the consummation of a business combination, the reconfirmation offering and the any portion disbursed to us and any amount returned to investors who did not reconfirm their investment) will be released to us.

                                                           Percentage
                                                         of net proceeds
                                       Amount            of the offering
                                     ------------------------------------
Escrowed funds pending
  business combination                $90,000                 90%

     While we presently anticipate that we will be able to locate and consummate suitable a business combination, if we determine that a business combination requires additional funds, we may seek additional financing through loans, issuance of additional securities or through other financing arrangements. We have not negotiated any such financial arrangement, and we can give no assurances that such additional financing will be available or, if available, that such additional financing will be on acceptable terms.

     We do not intend to advertise or promote ourselves to potential target businesses. Instead, our management intends actively to search for potential target businesses among its associates. In the unlikely event our management decides to advertise in a business publication to attract a target business, our management will assume the cost of such advertising.

     Upon the consummation of a business combination, we anticipate that our management will change. Our present management anticipates that the escrowed funds will be used by the post-merger management at its sole discretion. $500 per month will be paid to our President from the closing of the offering until the consummation of a business combination. In addition, our President will receive $500 per month during this period for providing office space. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative may be changed. We are not presently considering any individual as a consultant. However, we cannot rule out the need for outside consultants in the future. We have not made any decision regarding payment of these consultants, if any are hired.

     Our present management will not make any loans from the $10,000 (10% of the escrowed funds), nor will our present management borrow funds using either our working capital or escrowed funds as security. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative, may be changed. Once the escrowed funds are released, our management at that time can loan the proceeds or borrow funds and use the proceeds as security for a loan, on terms it deems appropriate.

     Offering proceeds will be placed in escrow at Torrington Savings Bank, an insured depository institution, pending consummation of a business combination and reconfirmation by investors, in either a certificate of deposit, interest bearing savings account or in short term government securities.

                               CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 1999, and pro forma as adjusted to give effect to the net proceeds from the sale of 1,000,000 units in the offering.

                                               December 31, 1999
                                         ----------------------------
                                                          Pro-forma
                                            Actual        As Adjusted


Long-term debt                          $      0           $        0

Stockholders' equity:
Common stock, $.001 par value;
authorized 50,000,000 shares,
issued and outstanding
2,000,000 shares;                       $   2,000          $    3,000
Preferred stock, $.001 par value;
authorized 5,000,000 shares,
issued and outstanding -0-.

Additional paid-in capital              $  18,000          $  105,215(1)

Deficit accumulated during
 the development period                 $    (163)         $     (163)
                                        ----------         -----------
Total stockholders' equity              $  19,837          $  108,052
                                        ----------         -----------
Total capitalization                    $  19,837          $  108,052
                                        ==========         ===========

-------------------------
(1) Assumes net proceeds of $100,000 less $11,785 in deferred offering expense.


                              PROPOSED BUSINESS

    History and Organization
    ------------------------

     We were organized under the laws of the State of Delaware on September 28, 1999. Since our inception, we have been engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have made no efforts to identify a possible business combination and, as a result, have neither conducted negotiations, nor entered into a letter of intent concerning any target business.

Plan of Operation
-----------------

     We were organized as a vehicle to seek, investigate and, if such investigation warrants, to acquire a target company or business which desires to employ our funds and the potential funds from the exercise of our warrants in its business or to seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential through the acquisition of a business rather than immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location and, thus, may acquire any type of business.

     We do not currently engage in any business activities which provide cash flow. The costs of identifying, investigating and analyzing business combinations will be paid with money in our treasury. Persons purchasing units in the offering and other stockholders will most likely not have the opportunity to participate in any of these decisions. We are sometimes referred to as a "blank check" company because investors will entrust their investment monies to our management without having a chance to analyze the ultimate use to which their money may be put. Although substantially all of the proceeds of the offering are intended to be utilized generally to effect a business combination, the proceeds are not otherwise designated for any specific purposes. Investors will have an opportunity to evaluate the specific merits or risks of only the business combination our management decides to enter into. Cost overruns will be funded through our founding stockholders' voluntary contribution of capital.

     We may seek a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding the time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws which would occur in a public offering.

     Under Rule 419, we cannot acquire a target business unless its fair value represents 80% of the offering proceeds. For this purpose, offering proceeds includes the aggregate exercise price of the warrants which are part of the units. To determine the fair market value of a target business, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any candidate, focusing attention on its assets, liabilities, sales and net worth. In addition, our management will participate in a personal inspection of any potential target business. If we determine that the financial statements of a proposed target business do not clearly indicate that its fair value represents 80% of the offering proceeds, we will obtain an opinion from an investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria.

     None of our officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any target business that is selected may be a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

     Our management anticipates that it may be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in us because it will not permit us to offset potential losses from one venture against gains from another.

     We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other benefits. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations
-----------------------------------

     Our  officers  and  directors  will  analyze or  supervise  the analysis of business  combinations.  None of our  officers and  directors is a  professional
business  analyst.   Our  management   intends  to  concentrate  on  identifying
preliminary prospective business combinations which may be brought to its attention through present associations. In analyzing prospective business combinations, our management will consider such matters as the following:

+    available technical, financial, and managerial resources,

+    working capital and other financial requirements,

+    history of operations, if any,

+    prospects for the future,

+    nature of present and expected competition,

+ the quality and experience of management services which may be available and the depth of that management,

+    the potential for further research, development, or exploration,

+ specific risk factors not now foreseeable but which then may be anticipated to impact on our proposed activities,

+    the potential for growth or expansion,

+    the potential for profit,

+    the perceived public recognition or acceptance or products or services and

+    name identification and other relevant factors.

     As a part of the our investigation, our officers and directors will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

     Since we will be subject to Section 13 or 15 (d) of the Securities Exchange Act, we will be required to furnish information about significant acquisitions, including audited financial statements for the target company, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Securities Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d) of that act, we intend voluntarily to file such reports.

     We anticipate that any business combination will present certain risks. We may not be able adequately to identify many of these risks prior to selection. Our investors must, therefore, depend on the ability of our management to identify and evaluate these risks. We anticipate that the principals of some of the combinations which will be available to us were unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity. The risk exists that even after the consummation of such a business combination and the related expenditure of our funds, and proceeds, if any, from warrant exercise, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. Many of the potential business combinations may involve new and untested products, processes, or market strategies. We may assume such risks although they may adversely impact on our stockholders because we consider the potential rewards to outweigh them.

Business Combinations
---------------------

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may alternatively purchase stock or assets of an existing business.

     Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholders, including purchasers in the offering. The target business we consider will, in all probability, have significantly more assets than we do. Therefore, in all likelihood, our management will offer a controlling interest in our company to the owners of the target business. While the actual terms of a transaction to which we may be a party cannot be predicted, we expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Internal Revenue Code, the owners of the acquired business may need to own 80% or more of the voting stock of the surviving entity. As a result, our stockholders, including investors in the offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in percentage of the entity after the combination and may also result in a reduction in the net tangible book value per share of our investors. In addition, a majority or all of our directors and officers will probably, as part of the terms of the acquisition transaction, resign as directors and officers.

     Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed.

     The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on our trading market.

     The structure of the business combination will depend on, among other factors:

+    the nature of the target business,

+ our needs and desires and the needs and desires of those persons controlling of the target business,

+    the management of the target business and

+ our relative negotiating strength compared to the strength of the persons controlling the target business.

     If at any time prior to the completion of the offering, we enter negotiations with a possible acquisition candidate and such a transaction becomes probable, we will suspend the offering and file an amendment to the registration statement which will include financial statements, including balance sheets, statements of cash flow and stockholders' equity, of the proposed target.

     We will not purchase the assets of any company of which a majority of the outstanding capital stock is beneficially owned by one or more or our officers, directors, promoters or affiliates or associates. Furthermore, we intend to adopt a procedure whereby a special meeting of our stockholders will be called to vote upon a business combination with an affiliated entity, and stockholders who also hold securities of such affiliated entity will be required to vote their shares of stock in the same proportion as our publicly held shares are voted. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business venture which desires to be acquired by us. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment to the registration statement, thereby allowing the public investors the opportunity to evaluate the business combination before voting to reconfirm their investment.

     We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Our policy regarding finder's fees is based on an oral agreement among management. Our management is unaware of any circumstances under which such policy through their own initiative may be changed.

     We will remain an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than we will. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

   Regulation
   ----------

     The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

Employees
---------

     We presently have no employees. Our President/Treasurer and Secretary are engaged in outside business activities and they anticipate that they each will devote to the our business only between five and twenty hours per week until the acquisition of a successful business opportunity has been consummated.

Facilities
----------

     We are presently using the office of our President, Barney Magnusson, at no cost, as our office, an arrangement which we expect to continue until the completion of the offering. At the completion of the offering and until a business combination is consummated, we anticipate paying rent of $500 per month. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of the offering.

Year 2000 Issues
----------------

     We currently have no operations and do not own or lease any equipment. As a consequence, we do not anticipate incurring any expense or difficulties with regard to Year 2000 issues. Management-owned computer and telecommunications equipment has functioned into the year 2000 without interruption and our management does not anticipate year 2000 problems in the future.


                                 MANAGEMENT

    Our officers and directors and further information concerning them are as follows:

    Name                              Age                   Position
--------------------------------------------------------------------------------
Barney Magnusson(1)(2)                 48                 President, Treasurer
950 - 11th Street,                                        and a Director
West Vancouver,
British Columbia V7T 2M3

Leslie McGuffin(1)(2)                  47                  Secretary and a
950 - 11th Street,                                         Director
West Vancouver,
British Columbia V7T 2M3

--------------------
(1) May be deemed our "Promoters" as that term is defined under the Securities Act.

(2)  Barney Magnusson and Leslie McGuffin are husband and wife.

     Barney Magnusson recently became Chief Financial Officer and Secretary of CST Coldswitch Technologies Inc., a Vancouver - based private technology company developing platform photonic fiber optic technology. From 1996 to 1998, he was Vice-President, Corporate Development, Chief Financial Officer and Director of Patricia Mines Inc., a Toronto - based mining company, listed on the Vancouver Stock Exchange, the major asset of which was the Island Gold Project located near Hemlo, Ontario. From 1994 to 1995, Mr. Magnusson was a Principal of ADX Trading Group, a financial derivative and stock trading enterprise. That company's activities included trading futures, options on futures and stocks and stock trading together with system design, testing and implementation for other parties. From 1985 to 1993, he was Chief Financial Officer, Secretary/Treasurer and Director of Dayton Mines Inc., based in Vancouver, British Columbia and listed on both the Toronto Stock Exchange and American Stock Exchange. Dayton Mines operated a mine in Chile that produced 140,000 ounces of gold per year. From 1986 to 1988, Mr. Magnusson was Vice-President Finance and Director of High River Gold Mines Ltd., a Vancouver based mining company listed on the Toronto Stock Exchange, with a 50% interest in the Brittania Mine, Manitoba that produced 80,000 ounces of gold per year. From 1982 to 1985, he was Chief Financial Officer and Director of Brohm Resources Inc., based in Vancouver, British Columbia, and listed on the Toronto Stock Exchange, which was the predecessor to Dakota Mining Inc., headquartered in Denver, Colorado. Brohm operated the Gilt Edge Mine in South Dakota. In 1981, he was Principal of Venture Capital Associates, a Vancouver based venture capital firm that focused on start-up companies. In 1981, he was Controller of First City Developments Inc., a Vancouver based international real estate company owned by First City Trust. Mr. Magnusson received his Bachelor of Arts from Simon Fraser University, Vancouver, British Columbia in 1978. He is a Chartered Accountant and a Member of the Canadian Institute of Chartered Accountants and Institute of the Chartered Accountants of British Columbia.

     Leslie McGuffin has been President of Western Legal Publications, a Vancouver - based law publishing company, since 1995. From 1991 to 1995, she was Legal Information Systems Coordinator for Ladner Downs, Barristers and Solicitors in Vancouver, British Columbia. Ms. McGuffin served as Managing Director of British Columbia International Commercial Arbitration Centre, located in Vancouver, British Columbia, from 1988 to 1989. From 1981 to 1988, she was Managing Editor of Carswell Legal Publications, Vancouver, B.C. Ms. McGuffin received her Bachelor of Laws from the University of Alberta, Canada and her Bachelor of Arts with Honors from Trinity College, University of Toronto, Canada.

Conflicts of Interest
---------------------

     No member of our management is currently affiliated or associated with any blank check company. Our management does not currently intend to promote other blank check entities. However, our management may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. Additionally, a member of our management may be a stockholder in an acquired business. In this event, pursuant to an oral agreement with the members of our management, the shares of the affiliate, if any, purchased in the offering will be voted in the same proportion as shares of non-affiliated investors.

Remuneration
------------

     None of our officers or directors has received any cash remuneration since our inception. Our President will receive $500 per month upon completion of the offering until the consummation of an acquisition. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. Neither of the officers and directors intends to devote more than 20 hours a week of his or her time to our affairs.

Management Involvement
----------------------

     We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of the offering, our management intends to contact business associates and acquaintances to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into. Our management has not divided these duties among its members. No member of management has any distinct influence over the other in connection with his or her participation in our affairs.

Management Control
------------------

     Our management may not divest themselves of ownership of our shares of common stock prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

                      STATEMENT AS TO INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement. This information can also be examined as described in "Further Information."

     We have been informed that in the opinion of the Commission indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         MARKET FOR THE OUR COMMON STOCK

     Prior to the date of the prospectus, no trading market for the our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Securities Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock and warrants which constitute the units remain in escrow. Stock and warrant certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419. There are currently thirteen holders of our outstanding common stock which was purchased in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. All purchasers are sophisticated investors. Current stockholders will own at least two-thirds of the outstanding shares upon completion of the offering and will own a greater percentage of the outstanding shares if they purchase units in the offering. We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock and warrant certificates from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf and any market maker concerning the participation of a market maker in the future trading market, if any, for our common stock.

     Present management does not anticipate that it will undertake or will employ consultants or advisers to undertake any negotiations or discussions prior to the execution of an acquisition agreement. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire who may employ consultants or advisors to obtain market makers,

     We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 2,000,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act. Pursuant to Rule 144 of the Securities Act, the holders of the restricted securities may each sell during any three month period after September 30, 2000 an amount equal to the greater of one percent of our issued and outstanding common stock or one week's trading volume. Therefore, if we sell all the units being offered, those holders may each sell no less than 30,000 shares (1% of 3,000,000 shares) during any three month period.

                              CERTAIN TRANSACTIONS

     We were incorporated in the State of Delaware on September 28, 1999. Between September 28, 1999 and September 30, 1999, we sold 2,000,000 shares of our common stock to thirteen persons at $.01 per share, for a total cash consideration of $20,000.

                             PRINCIPAL STOCKHOLDERS

     The table on the following page sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the sale of the units in the offering, by (i) each person who is known by us to own beneficially more than 5% of our outstanding
Common Stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group.

   Name/Address                  Shares of         Percent of        Percent of
   Beneficial                    Common Stock      Class Owned       Class Owned
   Owner                         Beneficially      Before            After
   Offering                      Owned             Offering          Offering
--------------------------------------------------------------------------------
Barney Magnusson(1)(2)            200,000              10.0%           6.7%
950 11th Street
West Vancouver
British Columbia
V7T 2M3 Canada

Leslie McGuffin(1)(2)              50,000               2.5%           1.7%
950 11th Street
West Vancouver
British Columbia
V7T 2M3 Canada

Tradewinds Investments Ltd.       190,000               9.5%           6.3%
Shirley House
50 Shirley Street
Nassau, Bahamas

Turf Holding Ltd.                 190,000               9.5%           6.3%
Oakridge House
5 West Hill Street
Nassau, Bahamas

CCD Consulting,                   190,000               9.5%           6.3%
Commerce Distribution AG
Glockengasse 4
Postfach 1220
4001 Basel
Switzerland

The Pembridge
Capital Establishment             180,000               9.0%           6.0%
P. O. Box 1617
Meierhofstrasse 5
Vadus FL-9490
Liechtenstein

Seloz Gestion & Finance SA        190,000               9.5%           6.3%
Boulevard St. Georges 71
1211 Geneva 4
Switzerland

HAPI Handels und
Beteiligungsqesellschaft mbh      110,000               5.5%           3.7%
Easlinggasse 2
1010 Vienna
Austria

Partner Marketing AG              190,000               9.5%           6.3%
Landweg 1
6052 Hergiswil
Switzerland

U. K. Menon                       190,000               9.5%           6.3%
28, Jalar 17/21 C
Peteling Jaya
Selangor
Malaysia

Otto Zimmerli                     190,000               9.5%           6.3%
Poststrasse 2
9050 Appenzil
Switzerland

Noreldin Siam                     110,000               5.5%           3.7%
Sandyport Drive 49
Nassau
Bahamas

Total Officers                    250,000              12.5%           8.3%
and Directors
(2 Persons)
--------------------------

(1)  May be deemed "Promoters" as that term is defined under the Securities Act.

(2) Barney Magnusson and Leslie McGuffin are husband and wife. They disclaim ownership of each other's shares.

     None of the current stockholders have received or will receive any extra or special benefits that were not shared equally by all holders of shares of our common stock.

Prior Blank Check Companies Involvement
---------------------------------------

     None  of  our  officers,   directors,   founders,  promoters  or  principal
stockholders has been involved as a principal of a blank check company.

                         DESCRIPTION OF SECURITIES
Common Stock
------------

     We are authorized to issue 50 million shares of common stock, $.001 par value per share, of which 2,000,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

    Holders of our common stock

(i) have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

(ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

(iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

     All shares of our common stock which are part of the units, or which underlie the warrants, will be fully paid for and non-assessable when issued, with no personal liability attaching to ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own at least 66.7% of the outstanding shares of common stock and a greater percentage of shares if they purchase units in the offering. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs.

Preferred Stock
---------------

     We may issue up to 5,000,000 shares of our preferred stock from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our board of directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

Redeemable Common Stock Purchase Warrants
-----------------------------------------

     The warrants which are part of the units shall be exercisable for a period of two years commencing the date of the prospectus. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $1.00. The common stock underlying the warrants will, upon exercise of the warrants, be validly issued, fully paid and non-assessable. The warrants will be subject to redemption, at any time, for $0.001 per warrant, upon 30 days' prior written notice, if the closing bid price of our common stock, as reported by the market on which the common stock trades, exceeds $1.25 per share for any twenty consecutive trading days ending within ten days prior to the date of the notice of redemption.

     The warrants can only be exercised when there is a current effective registration statement covering the underlying shares of common stock. If we do not obtain or are unable to maintain a current effective registration statement, warrantholders will be unable to exercise them and they may become valueless. Moreover, if the shares of common stock underlying the warrants are not registered or qualified for sale in the state in which a warrantholder resides, such holder might not be permitted to exercise any warrants.

     We will deliver warrant certificates representing five warrants for each unit purchased, subject to the escrow provisions under which certificates representing the warrants will be held in escrow until we enter into an acquisition agreement with the owners of a target company, the effective date of a reconfirmation offer and a favorable vote of our stockholders. Thereafter, warrant certificates may be exchanged for new certificates of different denominations, and may be exercised or transferred. Holders of warrants may sell them if a market exists rather than exercise them. However, we can offer no assurance that a market will develop or continue as to the warrants. If we are unable to qualify our common stock underlying the warrants for sale in certain states, holders of the warrants in those states will have no choice but either to sell their warrants or allow them to expire.

     Warrants may be exercised by surrendering the warrant certificate, with the form of election to purchase printed on the reverse side of the warrant certificate properly completed and executed, together with payment of the exercise price, to us or the warrant agent. Warrants may be exercised in whole or from time to time in part. If less than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the number of unexercised warrants.

     Warrantholders are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in our assets.

     For the life of the warrants, holders are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the then book value of our common stock and would result in a dilution of the percentage ownership of then existing stockholders. The terms upon which we may obtain additional capital may be adversely affected through the period in which the warrants remain exercisable. Warrantholders may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than the exercise price of the warrants.

     In the event that we call the warrants for redemption, warrantholders may not be able to exercise their warrants if we have not updated the prospectus in accordance with the requirements of the Securities Act or the warrants have not been qualified for sale under the laws of the state where the warrantholder resides. In addition, a call for redemption could force the warrantholder to accept the redemption price, which, in the event of an increase in the price of the stock, would be substantially less than the difference between the exercise price and the market value at the time of redemption.

Future Financing
----------------

     In the event the proceeds of the offering are not sufficient to enable us to successfully fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of the offering will be sufficient for such purpose and therefore do not expect to issue any additional securities before the consummation of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan or debt incurred. Further, the escrowed funds will not be used to pay back any loan or debts incurred by us. If we require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

Reports to Stockholders
-----------------------

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Dividends
---------

     We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having earnings or paying dividends at least until a business combination is reconfirmed by our stockholders. However, we can give no assurance that after we consummate a business combination, we will have earnings or issue dividends.

Transfer Agent
--------------

     We have appointed Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716 as transfer agent for our shares of common stock and warrants.

                            PLAN OF DISTRIBUTION

Conduct of the Offering
-----------------------

     We hereby offer the right to subscribe for 1,000,000 units at $.10 per unit on an "best efforts, all or none basis." We will not compensate any person in connection with the offer and sale of the units.

     Our President, Barney Magnusson, shall distribute prospectuses related to the offering. We estimate that he will distribute approximately 40 to 50 prospectuses, limited to acquaintances, friends and business associates.

     Barney Magnusson shall conduct the offering of the units. Although Mr. Magnusson is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will not be deemed to be a broker because:

     (1) he will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of his participation in the sale of our securities;

     (2) he will not be compensated in connection with his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities;

(3) he will be not an associated person of a broker or dealer at the time of his participation in the sale of our securities; and

(4)  he shall restrict his participation to the following activities:

     (a) preparing any written communication or delivering it through the mails or other means that does not involve his oral solicitation of a potential purchaser;

     (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser, provided however, that the content of each response is limited to information contained in a registration statement filed under the Securities Act or other offering document; or

     (c) performing ministerial and clerical work involved in effecting any transaction.

     As of the date of the prospectus, we have not retained a broker in connection with the sale of the units. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

     We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities prior to an acquisition of a business opportunity and confirmation by our stockholders of the acquisition. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the units, shares or warrants. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors' decisions.

Method of Subscribing
---------------------

     Persons may subscribe for units by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $0.10 per unit in cash or by check, bank draft or postal express money order payable in United States dollars to "Torrington Savings Bank as Escrow Agent for Kingsgate Acquisitions, Inc." The offering is being made on a "best efforts, all or none basis." Thus, unless all 1,000,000 units are sold, none will be sold.

     Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the units. Such purchases may be made in order to close the "all or none" offering. Units purchased by the our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration Date
---------------

     The offering will end the earlier of the receipt of subscriptions for 1,000,000 units or 90 days from the date of the prospectus.

                     WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the Commission a registration statement on Form SB-2 to register the units, the shares of common stock and warrants constituting the units and the shares of common stock underlying the warrants. The prospectus is part of the registration statement, and, as permitted by the Commission's rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. You can review the registration statement and its exhibits at public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. You may call the Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

     You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

                             LEGAL PROCEEDINGS

     We not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                               LEGAL MATTERS

     Roger L. Fidler, Esq., 163 South Street, Hackensack, New Jersey 07601 is passing upon the validity of the shares of common stock and the warrants constituting the units offered by the prospectus and the shares of common stock underlying the warrants. Mr. Fidler owns 20,000 shares of our common stock.

                            FINANCIAL STATEMENTS

     The following are our financial statements, with independent auditor's report, for the period from inception, September 28, 1999, to December 31, 1999.

                       REPORT OF INDEPENDENT AUDITOR



To The Board of Directors and Shareholders of Kingsgate Acquisitions, Inc. (a development stage company)

     I have audited the accompanying balance sheet of Kingsgate Acquisitions, Inc. (a development stage company) as of December 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, September 28, 1999, through December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kingsgate Acquisitions, Inc. (a development stage company) as of December 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, September 28, 1999, through December 31, 1999 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Kingsgate Acquisitions, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Kingsgate Acquisitions, Inc. (a development stage company) to continue as a going concern.



                                 /s/Thomas Monahan
                                 ----------------------------
                                 THOMAS MONAHAN
                                 Certified Public Accountant

Paterson, New Jersey
January 18, 2000

                         KINGSGATE ACQUISITIONS, INC.
                        (A development stage company)
                                BALANCE SHEET
                              December 31, 1999


ASSETS

Current assets
  Cash                                                 $    8,052


Other assets
  Deferred offering costs                                  11,785
  Organization costs, Net                                     500
                                                       ----------
Total other assets                                         12,285
                                                       ----------
     Total                                             $   20,337
                                                       ==========



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
 Accrued liabilities                                   $     500
                                                       ---------
 Total current liabilities                             $     500



STOCKHOLDERS' EQUITY

  Preferred stock, $.001 par value;
   5,000,000 shares authorized;
   -0- shares issued and outstanding

  Common stock, $.001 par value;
  50,000,000 shares authorized;
  2,000,000 shares issued and outstanding              $   2,000

  Additional paid-in capital                              18,000

  Deficit accumulated during the
  development stage                                         (163)
                                                       ---------
     Total stockholders equity                         $  19,837
                                                       ---------
     TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                           $  22,337
                                                       =========






                      See notes to financial statements.

                         KINGSGATE ACQUISITIONS, INC.
                        (A development stage company)
                           STATEMENT OF OPERATIONS
    FOR THE PERIOD FROM INCEPTION, SEPTEMBER 28, 1999, TO DECEMBER 31, 1999





Income                                                  $-0-

Costs of goods sold                                      -0-
                                                       ------

Gross profit                                             -0-

Operations:
 General and administrative                              185
 Depreciation and Amortization                           -0-
                                                       ------

Total costs                                              185

Other income
  Interest income                                         22
                                                       ------
Total other income                                        22


Net profit (loss)                                     $ (163)
                                                      =======



PER SHARE AMOUNTS:
  Net profit (loss) per common
   share outstanding - basic                          $ 0.00
                                                      =======


SHARES OF COMMON STOCK OUTSTANDING                  2,000,000
                                                    =========







                      See notes to financial statements.

                         KINGSGATE ACQUISITIONS, INC.
                        (A development stage company)
                            STATEMENT OF CASH FLOWS
 FOR THE PERIOD FROM SEPTEMBER 28, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                $   (163)
  Item not affecting cash flow from operations:
    Amortization                                                 0

    Accrued expenses                                           500
                                                          ---------
     NET CASH USED IN OPERATING ACTIVITIES                     337

CASH FLOWS FROM INVESTING ACTIVITY:
    Organization costs incurred                               (500)
    Deferred offering costs                                (11,785)
                                                          ---------
CASH USED IN INVESTING ACTIVITIES                          (12,285)

CASH FLOWS FROM FINANCING ACTIVITY:
  Sales of common stock                                     20,000
                                                          ---------
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES                  20,000

Increase (decrease) in cash                                  8,052
Cash balance beginning of period                               -0-
                                                          ---------
CASH, end of period                                       $  8,052

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                  $     -
  Cash paid for income taxes                              $     -




                      See notes to financial statements.

                         KINGSGATE ACQUISITIONS, INC.
                        (A development stage company)
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                              Deficit
                                                                            accumulated
                                                          Additional           during
                    Preferred   Preferred    Common    Common    paid in    development
                      stock       stock       stock     stock    capital       stage         Total
                     (shares)      ($)      (shares)     ($)      ($)          ($)            ($)
-----------------------------------------------------------------------------------------------------


Sale of 2,000,000
shares of
common stock              0      $    0    2,000,000   $  2,000    $ 18,000               $ 20,000

Net profit (loss)                                                              $ (163)        (163)
------------------------------------------------------------------------------------------------------
Balance
December 31,1999          0      $    0    2,000,000   $  2,000    $ 18,000    $ (163)    $ 19,837













                      See notes to financial statements.

                         KINGSGATE ACQUISITIONS, INC.
                        (A development stage company)
                        NOTES TO FINANCIAL STATEMENTS
  FOR THE PERIOD FROM SEPTEMBER 28, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999


NOTE 1 - ORGANIZATION AND DESCRIPTION OF THE COMPANY

     Kingsgate Acquisitions, Inc. (the "Company"), was organized in Delaware on September 28, 1999 and is authorized to issue 50,000,000 shares of common stock, $0.001 par value each and 5,000,000 shares of preferred stock, $0.001 par value each.

     The Company is a "blank check" company which plans to search for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the Securities and Exchange Commission.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon its ability to have positive cash flows from operations to sustain any business activity. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in completing its self underwritten offering, finding a business to acquire, completing the process of acquiring the business and obtaining the needed investment capital and working capital to engage in profitable operations. The Company plans to engage in such financing efforts on a continuing basis.

     The financial statements presented consist of the balance sheet of the Company as at December 31, 1999 and the related statements of operations and cash flows and stockholders' equity for period from inception, September 28, 1999, to December 31, 1999.

Deferred Offering Costs

     Deferred offering costs, incurred in anticipation of the Company filing a registration statement pursuant to Rule 419 under the Securities Act of 1933, as amended, are being deferred until the registration is complete.

Organization Costs, Net

     Organization costs are being amortized over a period of 60 months. Accumulated amortization as of December 31, 1999, was $-0-.

Income Taxes

     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes will be expensed as incurred.

Cash and Cash Equivalents

     Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments

     Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Concentration of Credit Risk

     At December 31, 1999, the Company has a concentration of its credit risk by maintaining deposits in one bank. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the insurance.

NOTE 3 - STOCKHOLDERS' EQUITY

Common Stock

     For the period from inception, September 28, 1999, to December 31, 1999, the Company sold an aggregate of 2,000,000 shares of common stock to thirteen investors for an aggregate consideration of $20,000 or $0.01 per share.

Preferred Stock

     Up to 5,000,000 shares of preferred stock may be issued from time to time in one or more series. The Company's board of directors, without further stockholder approval, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things adversely affect the voting power of the holders of other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

     The number of shares of preferred stock outstanding at December 31, 1999 is $-0-.

NOTE 4 - RULE 419 REQUIREMENTS

     Rule 419 requires that offering proceeds be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by that rule. The Company may receive 10% of the escrowed funds for working capital. The remaining Deposited Funds and the Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements. The agreement must include, as a condition precedent to its consummation, a requirement that the number of investors who contributed at least 80% of the offering proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419.
After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to all the investors on a pro rata basis.

NOTE 5 - GAIN (LOSS) PER SHARE OF COMMON STOCK

     Net gain (loss) per share of common stock outstanding, as shown on the statement of operations, is based on the number of shares outstanding at each balance sheet date. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through December 31, 1999 were for initial capital. Therefore, the total shares outstanding at the end of each period was deemed to be the most relevant number of shares to use for purposes of this disclosure.

     For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of stock are issued to new stockholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

NOTE 6 - RELATED PARTY TRANSACTIONS

Office Facilities

     Rental of office space and use of office, computer and telecommunications equipment are provided by the President of the Company on a month to month basis at a monthly rental of $500 per month commencing with the sale of the units in the proposed offering until consummation of an acquisition. From the period from inception, September 28, 1999, to December 31, 1999, the accrual for rent is $-0-.

Officer Salaries

     For the period from inception, September 28, 1999, to December 31, 1999, no officer has received a salary in excess of $100,000. A monthly fee of $500 is to be charged to operations by the President as his minimal compensation commencing with the sale of the units in the proposed offering until a target business can be acquired and the acquisition consummated.

NOTE 7 - PROPOSED OFFERING

     The Company intends to prepare and file a registration statement with the Securities and Exchange Commission pursuant to Rule 419 (see Note 4). The offering, on a "best efforts all-or-none basis" will consist of 1,000,000 units at $.10 per unit or an aggregate offering price of $100,000. Each unit will consist of one share of common stock and five redeemable common stock purchase warrants. Each warrant is exercisable at $1.00 for a period of two years from the effective date of a registration statement relating to the underlying shares of common stock. The warrants are redeemable at any time, upon thirty day's written notice, in the event the average closing price of the common stock is at least $1.25 for a period of twenty consecutive trading days ending within ten days prior to the notice of redemption.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Kingsgate Acquisitions, Inc. (the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Ninth and Tenth of the Registrant's certificate of incorporate provide as follows:

                                   NINTH:

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                   TENTH:

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   Article XII of the Registrant's by-laws provides as follows:

ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
     fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The
     termination  of  any  action,  suit  or  proceeding  by  judgment,   order,
     settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

4. AUTHORIZATION. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (c) by the stockholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

5. ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

8.   "CORPORATION"  DEFINED.  For  purpose  of this  action,  references  to the
     "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


        Escrow Fee                                          $     600.00
        Securities and Exchange Commission Registration Fee      1545.45
        Legal Fees                                              5,000.00
        Accounting Fees                                         5,000.00
        Printing and Engraving                                  1,000.00
        Blue Sky Qualification Fees and Expenses                  950.00
        Miscellaneous                                             404.55
        Transfer Agent Fee                                        500.00
                                                               ---------
        TOTAL                                               $  15,000.00

Item 26.  Recent Sales of Unregistered Securities

     The registrant issued 2,000,000 shares of common stock between September 28, 1999 and September 30, 1999 to thirteen investors for cash consideration of $.01 per share for an aggregate investment of $20,000. Barney Magnusson, President, Treasurer and Director, and Leslie McGuffin, Secretary and Director, purchased 200,000 and 50,000 shares of common stock respectively. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. No securities have been issued for services.

     Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. Purchasers or the beneficial owners of purchasers which are entities are friends or business associates of Barney Magnusson, President of the registrant. No services were performed by any purchaser as consideration for the shares issued.. In addition, Roger Fidler, Esq., special securities counsel, purchased 20,000 shares of our common stock for cash consideration.

     All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.









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EXHIBITS


Item 27.

3.1     Certificate of Incorporation*

3.2     By-Laws*

4.1     Specimen Certificate of Common Stock*

4.2     Form of Warrant*

4.6     Form of Escrow Agreement*

5.1     Opinion of Counsel*

23.1    Accountant's Consent to Use Opinion

23.2    Counsel's Consent to Use Opinion*

27.1    Financial Data Schedule*

* Previously submitted as exhibits to initial submission





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Item 28.

UNDERTAKINGS

   The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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


                                 SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on February 29, 2000.



                                 KINGSGATE ACQUISITIONS, INC.


                                 By: /s/Barney Magnusson
                                    ---------------------------
                                    Barney Magnusson, President


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


/s/Barney Magnusson
-------------------------------                        Dated: February 29, 2000
Barney Magnusson
President, Treasurer, Director


/s/Leslie McGuffin
-------------------------------                        Dated: February 29, 2000
Leslie McGuffin
Secretary, Director









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